UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2011 (February 24, 2011)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On February 24, 2011, Harris & Harris Group, Inc. (the “Company”) announced that it has established a new $10 million three-year revolving credit facility with TD Bank, N.A. (“Lender”) to be used in conjunction with its investments in venture debt.  In connection with this revolving credit facility, the Company, as borrower, entered into a Revolving Loan Agreement (the “Loan Agreement”) and various supporting documentation, the “Credit Facility”).

The Credit Facility, among other things, matures on February 24, 2014 and generally bears interest, at the Company’s option, based on (i) LIBOR plus 1.25% or (2) the higher of the federal funds rate plus fifty basis points (0.50%) or the U.S. prime rate as published in the Wall Street Journal.  The Credit Facility generally requires payment of interest on a monthly basis and requires the payment of a non-use fee of 0.15% annually.  All outstanding principal is due upon maturity.  The Credit Facility is secured by cash collateral to be held in a non-interest bearing account at Lender.  Under the Credit Facility, the Company has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.  The Credit Facility includes usual and customary events of default for credit facilities of this nature.  Borrowing under the Credit Facility is subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.  The Company does not plan to use this credit facility in conjunction with any private venture capital equity investments.

In connection with the Credit Facility, the Company entered into a cash custody agreement with Lender pursuant to Section 17(f) of the Investment Company Act of 1940, as amended.   The custody agreement contains certain customary representations and warranties and other customary requirements for such agreements.

The description above is only a summary of the material provisions of the Credit Facility and the custody agreement and is qualified in its entirety by reference to copies of the form of Revolving Loan Agreement and the custody agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and by this reference incorporated herein.

On February 24, 2011, the Company issued a press release announcing its entry into the Credit Facility, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Revolving Loan Agreement, dated as of February 24, 2011 by and between Harris & Harris Group, Inc. and TD Bank, N.A.

10.2	Custody Agreement, dated as of February 24, 2011, by and between Harris & Harris Group, Inc. and TD Bank, N.A.

99.1	Press Release, dated February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 24, 2011	HARRIS & HARRIS GROUP, INC.

		By:	/s/ Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Loan Agreement, dated as of February 24, 2011 by and between Harris & Harris Group, Inc. and TD Bank, N.A.

10.2	Custody Agreement, dated as of February 24, 2011, by and between Harris & Harris Group, Inc. and TD Bank, N.A.

99.1	Press Release, dated February 24, 2011